Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORION ENGINEERED CARBONS S.À R.L.

(to be converted into Orion Engineered Carbons S.A.)

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	2890	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

15 rue Edward Steichen

L-2540 Luxembourg, Grand Duchy of Luxembourg

+352 270 48 06 0

No. B 160558

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas

New York, New York 10036

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Harms Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Marc D. Jaffe Wesley C. Holmes Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1281

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-196593

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Shares, no par value	1,725,000	$18.00	$31,050,000	$3,999.24

(1)	Includes 225,000 common shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form F-1 (File No. 333-196593), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $496,800,000 on the Initial Registration Statement for which a filing fee of $63,987.84 was previously paid.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1 promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of Arendt & Medernach regarding the validity of the securities being registered and Luxembourg tax matters and related consents, an opinion of Sullivan & Cromwell LLP regarding U.S. tax matters and a related consent and the consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft. This registration statement relates to our registration statement on Form F-1 (File No. 333-196593), as amended, including the exhibits and powers of attorney thereto (the “Initial Registration Statement”), declared effective by the Securities and Exchange Commission on July 24, 2014. We are filing this registration statement for the sole purpose of increasing the aggregate number of common shares offered by 1,725,000 common shares, 225,000 of which are subject to purchase upon exercise of the Underwriters’ option to purchase additional shares. Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, on July 24, 2014.

ORION ENGINEERED CARBONS S.À R.L.

By:	/s/ Jack Clem
Name:	Jack Clem
Title:	Manager and Group Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Jack Clem	Manager and Group Chief Executive Officer	July 24, 2014
Jack Clem	(Principal Executive Officer)

/s/ Charles Herlinger	Director and Chief Executive Officer	July 24, 2014
Charles Herlinger	(Principal Financial Officer)

/s/ André Schulze Isfort	Group Head of Accounting and Reporting	July 24, 2014
André Schulze Isfort	(Principal Accounting Officer)

*	Manager	July 24, 2014
Virginia Strelen

	Manager	July 24, 2014
Erik Schoop

*By: /s/ Charles Herlinger
Charles Herlinger Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for Orion Engineered Carbons S.à r.l., has signed this registration statement and any amendment thereto in the City of New York, State of New York, on July 24, 2014.

/s/ David Nickelsen
Name:	David Nickelsen
Title:	Asst VP of Corporation Service Company

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in registration statement No. 333-196593, as amended, are incorporated by reference into, and shall be deemed part of, this registration statement. In addition, the following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Arendt & Medernach

8.1	Opinion of Sullivan & Cromwell LLP as to U.S. tax matters

8.2	Opinion of Arendt & Medernach as to Luxembourg tax matters

23.1	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

23.2	Consent of Arendt & Medernach (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

23.4	Consent of Arendt & Medernach (included in Exhibit 8.2)

24.1	Powers of Attorney (incorporated by reference to Amendment No. 1 to the Registration Statement on Form F-1, filed on July 1, 2014)